SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 23, 2008 (September 19, 2008)

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (317) 574-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 19, 2008, Standard Management Corporation (the “Company”) through its wholly owned subsidiary SMAN Building, LLC entered into an agreement (the “Agreement”) with Citizens Banking Corporation to acquire a building located at 10689 N. Pennsylvania Street, Indianapolis, Indiana 46280 which is the Company’s corporate headquarters. In connection with the Agreement, the Company paid $200,000 as a non-refundable deposit. The balance of the purchase price shall be due and payable upon closing which must occur within 60 days of the date of the Agreement. The consummation of the purchase of the building is subject to obtaining the necessary financing and other conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:	/s/Ronald D. Hunter
Name:	Ronald D. Hunter
Title:	Chairman, President and Chief Executive Officer

Dated: September 23, 2008